EXHIBIT 99.1

Semtech Announces Third Quarter of Fiscal Year 2017 Results

CAMARILLO, Calif., Nov. 30, 2016 (GLOBE NEWSWIRE) -- Semtech Corporation (Nasdaq:SMTC), a leading supplier of analog and mixed-signal semiconductors, today reported unaudited financial results for its third quarter of fiscal year 2017, which ended October 30, 2016.   Net sales computed in accordance with U.S. generally accepted accounting principles (“GAAP”), were $137.2 million, which has been reduced by $3.7 million of share-based compensation associated with the previously announced issuance of a Warrant to Comcast.  Excluding the offset associated with the Warrant, net sales were $140.9 million (“non-GAAP net sales”).

Highlights for the Third Fiscal Quarter 2017

  Completed previously announced divestiture of Snowbush IP business
  Announced strategic agreement with Comcast for trial LoRaWAN™ deployments in the United States
  Wireless and Sensing Products group delivered 45% Y/Y and 16% Q/Q net sales growth
  Protection Products group delivered 21% Y/Y and 10% Q/Q  net sales growth
  Cash Flow From Operations increased 108% Y/Y and 24% Q/Q
  Ended quarter with net cash position of $50.1 million consisting of $297.9 million in cash and marketable securities and $247.9 million of debt

Results on a GAAP basis for Third Fiscal Quarter 2017

  Net sales were $137.2 million
  Gross margin was 59.1%
  R&D expenses were $25.6 million
  SG&A expenses were $35.1 million
  Operating margin was 28.5%
  Net income was $ 30.8 million or $0.46 per diluted share

GAAP net income for the third quarter of fiscal year 2017 included a pre-tax gain of $25.0 million from the previously-announced divestiture of the Company’s Snowbush IP business.

To facilitate a complete understanding of comparable financial performance between periods, the Company also presents performance results net of certain non-cash items and items that are not considered reflective of the Company’s core results over time.  The Company’s non-GAAP measures of net sales, gross margin, net income, earnings per diluted share, and free cash flow exclude certain items as described below under “Non-GAAP Financial Measures.”

Results on a Non-GAAP basis for Third Quarter 2017 (see the list of non-GAAP items and the reconciliation of these to the most relevant GAAP items set forth in the tables below):

  Non-GAAP net sales were $140.9 million
  Non-GAAP gross margin was 60.4%
  Non-GAAP R&D expenses were $23.0 million
  Non-GAAP SG&A expenses were $28.9 million
  Non-GAAP operating margin was 23.6%
  Non- GAAP net income was $24.3 million or $0.37 per diluted share

Mohan Maheswaran, Semtech’s President and Chief Executive Officer, stated, “Q3 of fiscal 2017 was another solid quarter for Semtech. The Company achieved significant year-over-year net sales growth while growing earnings at an even faster rate for the same period.  The strength we are experiencing from exciting growth markets that include the Internet of Things, hyper-scale datacenters and mobile  devices is expected to continue and contribute to a better than seasonal outlook for our fourth fiscal quarter.  Our focus on divesting non-core assets while investing in new product platforms and maintaining Opex discipline should enable the Company to continue to leverage the growth we expect to see over the next several years.”

GAAP Fourth Quarter of Fiscal Year 2017 Outlook

  Net sales are expected to be in the range of $133.2 million to $141.2 million
  Gross margin is expected to be in the range of 59.4% to 60.0%
  SG&A expense is expected to be in the range of $33.2 million to $34.2 million
  R&D expense is expected to be in the range of $26.0 million to $27.0 million
  Intangible amortization expense is expected to be approximately $6.3 million
  Interest and other expense is expected to be approximately $2.9 million which includes approximately $0.7 million of expense associated with the early retirement of our prior credit facility
  Tax rate is expected to be in the range of 19% to 21%
  Earnings per diluted share are expected to be in the range of $0.13 to $0.17
  Fully-diluted share count is expected to be approximately 66.5 million shares
  Share-based compensation is expected to be approximately $7.5 million, categorized as follows: $0.8 million for net sales associated with the Comcast Warrant, $0.5 million cost of sales, $4.7 million SG&A, and $1.5 million R&D
  Capital expenditures are expected to be approximately $20.0 million
  Depreciation expense is expected to be approximately $5.5 million

Non-GAAP Fourth Quarter of Fiscal Year 2017 Outlook

  Non-GAAP net sales are expected to be in the range of $134.0 million to $142.0 million
  Non-GAAP gross margin is expected to be in the range of 60.0% to 60.5%
  Non-GAAP SG&A expense is expected to be in the range of $27.0 million to $28.0 million
  Non-GAAP R&D expense is expected to be in the range of $24.0 million to $25.0 million
  Non-GAAP Interest and other expense is expected to be approximately $2.2 million
  Non-GAAP tax rate is expected to be in the range of 19% to 21%
  Non-GAAP earnings per diluted share are expected to be in the range of $0.33 to $0.37

Webcast and Conference Call
Semtech will be hosting a conference call today to discuss its third quarter of fiscal year 2017 results at 2:00 p.m. Pacific time.  An audio webcast will be available on Semtech’s website at www.Semtech.com under the “Investor Relations” section.  A replay of the call will be available through December 30, 2016 at the same website or by calling (855) 859-2056 and entering conference ID 40359367.

Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of net sales, gross margin, net income, earnings per diluted share, and free cash flow.  The Company's measure of free cash flow is calculated as cash flow from operations less net capital expenditures.  The Company’s non-GAAP measures of net sales, gross margin, net income and earnings per diluted share exclude the following items, if any:

  Share-based compensation, including the Warrant-related impact
  Intangible amortization and impairments
  Restructuring, integration, transaction and other acquisition or disposition-related expenses and gains on dispositions
  Litigation expenses or dispute settlement charges or gains
  Escheat or environmental reserves

To provide additional insight into the Company's fourth quarter outlook, this release also includes a presentation of forward-looking non-GAAP measures including net sales, gross margin, effective tax rate and earnings per diluted share.

These non-GAAP financial measures are adjusted to exclude the items identified above because such items are either operating expenses which would not otherwise have been incurred by the Company in the normal course of the Company’s business operations or are not reflective of the Company’s core results over time.  These excluded items may include recurring as well as non-recurring items, and no inference should be made that all of these adjustments, charges, costs or expenses are unusual, infrequent or non-recurring.  For example: certain restructuring and integration related expenses (which consist of employee termination costs, facility closure or lease termination costs, and contract termination costs) may be considered recurring given the Company’s ongoing efforts to be more cost effective and efficient; certain acquisition and disposition-related adjustments or expenses may be deemed recurring given the Company's regular evaluation of potential transactions and investments; and certain litigation expenses or dispute settlement charges or gains (which may include estimated losses for which we have established a reserve, as well as any actual settlements, judgments, or other resolutions against, or in favor of, the Company related to litigation, arbitration, disputes or similar matters, and insurance recoveries received by the Company related to such matters) may be viewed as recurring given that the Company may from time to time be involved in, and may resolve, litigation, arbitration, disputes, and similar matters.

Notwithstanding that certain adjustments, charges, costs or expenses may be considered recurring, in order to provide meaningful comparisons, the Company believes that it is appropriate to exclude such items because they are not reflective of the Company's core results and tend to vary based on timing, frequency and magnitude.

These non-GAAP financial measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods.  In addition, the Company’s management generally excludes the items noted above when managing and evaluating the performance of the business.  The financial statements provided with this release include reconciliations of these non-GAAP measures to their most comparable GAAP results for the second and third quarters of fiscal year 2017 and the third quarter of fiscal year 2016 along with a reconciliation of forward-looking earnings per diluted share to its most comparable GAAP measure for the fourth quarter of fiscal year 2017.  The Company is unable to include a reconciliation of the forward-looking non-GAAP measures of non-GAAP tax rate to the corresponding GAAP measure as these are not available without unreasonable efforts due to the high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures.  In particular the measures and effects of non-cash income taxes, which are extremely difficult to project as a result of our tax status in a number of foreign jurisdictions, and share-based compensation specific to non-employee common stock options, are directly impacted by unpredictable fluctuations in our stock price.  We expect the variability of the above charges to have a potentially significant impact on our GAAP financial results. These additional non-GAAP financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements
This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on the Company’s current expectations, estimates and projections about its operations, industry, financial condition, performance, results of operations, and liquidity.  Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance including the fourth quarter of fiscal year 2017 outlook, future operational performance, the anticipated impact of specific items on future earnings, and the Company’s plans, objectives and expectations.  Statements containing words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “should,” “will,” “designed to,” “projections,” or “business outlook,” or other similar expressions constitute forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected.  Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the Company’s ability to forecast its effective tax rates due to changing income in higher or lower tax jurisdictions and other factors that contribute to the volatility of the Company’s effective tax rates and impact anticipated tax benefits; the Company's ability to manage expenses to achieve anticipated shifts in demand among target customers, and other comparable changes or protracted weakness in projected or anticipated markets; competitive changes in the marketplace including, but not limited to, the pace of growth or adoption rates of applicable products or technologies; shifts in focus among target customers, and other comparable changes in projected or anticipated end-user markets; the Company’s ability to integrate its acquisitions and realize expected synergies and benefits from its acquisitions and dispositions; the Company’s ability to accurately forecast the amount and timing of the share-based compensation associated with the vesting of the Warrant issued to Comcast; the continuation and/or pace of key trends considered to be main contributors to the Company's growth, such as demand for increased network bandwidth, demand for increasing energy efficiency in the Company's products or end-use applications of the products, and demand for increasing miniaturization of electronic components; adequate supply of components and materials from the Company’s suppliers, to include disruptions due to natural causes or disasters, weather, or other extraordinary events; the Company's ability to forecast and achieve anticipated net sales and earnings estimates in light of periodic economic uncertainty, to include impacts arising from European, Asian and global economic dynamics; and the amount and timing of expenditures for capital equipment.  Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the risk factors disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2016,   Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission, and in material incorporated therein, including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors”.  In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized.  Reported results should not be considered an indication of future performance.  Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof.  Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

About Semtech
Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, enterprise computing, communications and industrial equipment.  Products are designed to benefit the engineering community as well as the global community.  The Company is dedicated to reducing the impact it, and its products, have on the environment.  Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction.  Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC.  For more information, visit http://www.semtech.com.

Semtech, and the Semtech logo are registered marks of Semtech Corporation and/or its subsidiaries.

SEMTECH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Table in thousands - except per share amount)

	Three Months Ended			Nine Months Ended
	October 30,	July 31,	October 25,	October 30,	October 25,
	2016	2016	2015	2016	2015
	Q3 2017	Q2 2017	Q3 2016	Q3 2017	Q3 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$137,185	$135,911	$115,810	$404,241	$371,610
Cost of sales	56,120	54,136	46,226	162,877	148,050
Gross profit	81,065	81,775	69,584	241,364	223,560
Operating costs and expenses:
Selling, general and administrative	35,116	32,824	30,747	101,654	102,383
Product development and engineering	25,600	26,325	26,855	77,097	84,771
Intangible amortization and impairments	6,286	6,328	6,308	19,017	18,648
Gain on disposition of business operations	(25,036)	-	-	(25,036)	-
Changes in the fair value of contingent earn-out obligations	-	(129)	(14,186)	(162)	(13,618)
Restructuring charges	-	-	962	-	4,526
Total operating costs and expenses	41,966	65,348	50,686	172,570	196,710
Operating income (loss)	39,099	16,427	18,898	68,794	26,850
Interest expense, net	(1,890)	(2,037)	(1,964)	(5,857)	(5,698)
Non-operating expense, net	(690)	(136)	(777)	(871)	(1,152)
Income before taxes	36,519	14,254	16,157	62,066	20,000
Provision for taxes	5,743	5,276	5,453	15,424	9,750
Net (loss) income	$30,776	$8,978	$10,704	$46,642	$10,250

Earnings per share:
Basic	$0.47	$0.14	$0.16	$0.71	$0.16
Diluted	$0.46	$0.14	$0.16	$0.71	$0.15

Weighted average number of shares used in computing earnings per share:
Basic	65,549	65,299	65,117	65,331	65,920
Diluted	66,207	65,905	65,217	65,898	66,251

SEMTECH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Table in thousands)

	October 30,	Jan 31,
	2016	2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$297,939	$211,810
Accounts receivable, net	59,193	44,132
Inventories	62,679	63,875
Prepaid taxes	6,982	5,236
Other current assets	11,917	16,168
Total current assets	438,710	341,221

Property, plant and equipment, net	95,547	101,006
Deferred tax assets	8,711	7,354
Goodwill	329,703	329,703
Other intangible assets, net	68,064	88,430
Other assets	60,314	43,803
Total assets	$1,001,049	$911,517

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$43,931	$35,486
Accrued liabilities	43,731	41,204
Deferred revenue	11,026	8,628
Current portion - long term debt	19,094	18,569
Total current liabilities	117,782	103,887

Deferred tax liabilities	22,462	6,802
Long term debt - less current	228,795	239,177
Other long-term liabilities	46,115	33,600
Stockholders’ equity	585,895	528,051
Total liabilities & stockholders' equity	$1,001,049	$911,517

SEMTECH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Table in thousands)

	Nine Months Ended
	October 30,	October 25,
	2016	2015
	(Unaudited)	(Unaudited)

Net (loss) income	$46,642	$10,250

Net cash provided by operating activities	84,694	67,616
Net cash used in investing activities	15,598	(55,106)
Net cash used in financing activities	(14,163)	(50,479)
Net increase (decrease) in cash and cash equivalents	86,129	(37,969)
Cash and cash equivalents at beginning of period	211,810	230,328
Cash and cash equivalents at end of period	$297,939	$192,359

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION - NOTES TO CONSOLIDATED GAAP STATEMENTS OF INCOME
(Tables in thousands - except per share amounts)

	Three Months Ended			Nine Months Ended
	October 30,	July 31,	October 25,	October 30,	October 25,
	2016	2016	2015	2016	2015
Share-based Compensation	Q3 2017	Q2 2017	Q3 2016	Q3 2017	Q3 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue offset	$3,669	$-	$-	$3,669	$-
Cost of sales	360	372	197	1,108	1,071
Selling, general and administrative	3,965	4,183	2,933	12,001	6,006
Product development and engineering	1,401	1,542	1,987	4,420	6,320
Total share-based compensation	$9,395	$6,097	$5,117	$21,198	$13,397

	Three Months Ended			Nine Months Ended
	October 30,	July 31,	October 25,	October 30,	October 25,
	2016	2016	2015	2016	2015
Gross Profit - Reconciliation GAAP to Non-GAAP	Q3 2017	Q2 2017	Q3 2016	Q3 2017	Q3 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP gross profit	$81,065	$81,775	$69,584	$241,364	$223,560
Adjustments to GAAP gross profit:
Revenue: share-based compensation- Comcast Warrant	3,669	-	-	3,669	-
Cost of sales: other share-based compensation	360	372	197	1,108	1,071
Acquisition related fair value adjustments	-	-	-	-	265
Non-GAAP gross profit	$85,094	$82,147	$69,781	$246,141	$224,896

	Three Months Ended			Nine Months Ended
	October 30,	July 31,	October 25,	October 30,	October 25,
	2016	2016	2015	2016	2015
Net Income - Reconciliation GAAP to Non-GAAP	Q3 2017	Q2 2017	Q3 2016	Q3 2017	Q3 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP net income	$30,776	$8,978	$10,704	$46,642	$10,250

Adjustments to GAAP net income:
Share-based compensation	$9,395	$6,097	$5,117	$21,198	$13,397
Intangible amortization and impairments	6,286	6,328	7,363	19,017	19,703
Gain on disposition of business operations	(25,036)	-	-	(25,036)	-
Transaction and integration related expenses	1,308	1,804	883	4,062	6,528
Acquisition related earn-out - compensation	603	54	1,164	1,982	3,600
Acquisition related earn-out - non-compensation	-	(129)	(14,186)	(162)	(13,780)
Environmental and other reserves	1,123	-	-	2,123	2,855
Gain on litigation settlement	-	-	-	(1,725)	-
Restructuring charges	-	-	962	-	4,526
Impairment of cost method investment	-	-	600	-	600
Total before tax adjustment	(6,321)	14,154	1,903	21,459	37,429
Associated tax effect	(196)	(385)	(511)	(1,580)	(2,077)
Total of supplemental information net of taxes	(6,517)	13,769	1,392	19,879	35,352
Non-GAAP net (loss) income	$24,259	$22,747	$12,096	$66,521	$45,602

Diluted GAAP earnings per share	$0.46	$0.14	$0.16	$0.71	$0.15
Adjustments per above	(0.09)	0.21	0.03	0.30	0.54
Diluted non-GAAP earnings per share	$0.37	$0.35	$0.19	$1.01	$0.69

	Three Months Ended			Nine Months Ended
	October 30,	July 31,	October 25,	October 30,	October 25,
	2016	2016	2015	2016	2015
Tax Impact Associated With Supplemental Information	Q3 2017	Q2 2017	Q3 2016	Q3 2017	Q3 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjustments to GAAP net income:
Share-based compensation	$2,769	$1,496	$2,669	$5,694	$4,759
Intangible amortization and impairments	1,685	1,800	1,748	5,193	4,848
Gain on disposition of business operations	(6,839)	-	-	(6,839)	-
Acquisition related earn-out	8	(5)	(4,298)	130	(3,808)
Valuation allowance against deferred tax assets	2,309	(3,455)	234	(3,377)	(6,571)
Environmental and other reserves	264	549	158	779	2,849
Total of associated tax effect	$196	$385	$511	$1,580	$2,077

	Three Months Ended
	October 30,	July 31,	October 25,
	2016	2016	2015
	Q3 2017	Q2 2017	Q3 2016
	(Unaudited)	(Unaudited)	(Unaudited)
Free Cash Flow:
Cash Flow from Operations	$39,227	$31,666	$18,870
Net Capital Expenditure	(8,406)	(2,635)	(2,461)
Free Cash Flow:	$30,821	$29,031	$16,409

Q4FY17 EPS Guidance Range Reconciliation
GAAP to Non-GAAP Reconciliation (net of tax)
	Low	High
GAAP EPS	0.13	0.17

Share-based compensation	0.10	0.10
Transaction, restructuring, and acquisition related expenses	0.01	0.01
Amortization of acquired intangibles	0.09	0.09
Non-GAAP EPS	$0.33	$0.37

Contact:
Sandy Harrison
Semtech Corporation
(805) 480-2004
webir@semtech.com